Exhibit 99.1

STW Resources Closes $2 Million Financing For New STW Energy Services, LLC Subsidiary

STW Energy to Provide Oil and Water Based Drilling Rig Wash & Preparation and Tank and Tank Bottom Cleaning Services in the Cline, Wolfcamp, and Eagle Ford Formations Beginning Week of July 15

MIDLAND, Texas, July 15, 2013 /PRNewswire/ -- STW Resources Holding Corp. (OTC QB: STWS) announced today the formation and $2 million funding of a new subsidiary, STW Energy Services, LLC. It will begin operations during the week of July 15, deploying two complete crews and equipment to provide oil tank cleaning for oil & gas operators and rig washing services in preparation for rig transport in West and South Texas oilfields.

Under the operating and financial agreements, STW Holdings owns 75% of the STW Energy joint venture and the investor owns 25%. The financing in place provides STW Energy a $1 million, three year note for equipment and access to a $1 million facility for operations.

STW Chief Executive Officer Stanley Weiner said, "STW Energy is fully staffed with experienced supervisors, operators, and sales people." He said, "STW expects that both "spreads" of crews and equipment will be operating at full capacity within 30 days".

"Generally in the rig washing business, one "spread" of equipment and crew can generate up to $420,000 a month in revenues. This may or may not be indicative of our performance, but it comes down to providing good service and booking the business. We have assembled an excellent sales and marketing team with over 40 years combined experience in the oilfield, and have a steady customer base already in place," said Lee Maddox, STW Chief Operating Officer.

Maddox added, "Due to aggressive drilling programs that span over a decade, we expect STW Energy's revenues to grow at a similarly high rate. STW will keep pace with this demand by adding more equipment and crews, increasing revenues and shareholders' equity".

About STW Resources Holding Corp.

STW Resources Holdings Corp. consults and provides customized water analysis, reclamation and remediation services to a variety of complex industrial and municipal applications throughout several geographic locations. As an independent solutions provider, STW utilizes proven technologies from various well-known manufacturers. These technologies are available as fixed or mobile units with varying capabilities. STW's process ensures that the most effective and efficient technologies are implemented. Current potential project locations include the Eagle Ford Shale (TX), and the West Texas Delaware and Permian Basins (TX).  STW is also involved in the oilfield construction business providing road, pit, location, and water pond construction. It also offers evaporation covers for the elimination of evaporation on frac ponds used through out the oilfield.  It is a conservational and economic method of preserving one of our natural resources and can be floated on to existing ponds or installed during construction.  It also eliminates algae growth, doubles as a bird net, and reduces erosion of pond infrastructure. High quality liners with fusion-welded seams, quality control testing including air tests of seams and destruction testing are also offerred.

www.stwresources.com

Forward-Looking Statements

This news release contains forward-looking statements about our business, or financial condition and prospects that reflect our assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. There may be other risks and circumstances that we are unable to predict. When used in this news release, words such as "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including risks discussed in the company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

SOURCE STW Resources Holding Corp.

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